Exhibit #10.20.2

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)	AA-EC-11-104
)
Santa Barbara Bank & Trust, N.A.	)	terminates AA-EC-10-41
Santa Barbara, California	)	and AA-EC-10-86

TERMINATION OF CONSENT ORDERS

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has supervisory authority over Santa Barbara Bank & Trust, N.A., Santa Barbara, California (“Bank”; formerly known as Pacific Capital Bank, N.A.),

WHEREAS, in an effort to protect the depositors, other customers, and shareholders of the Bank and to ensure the Bank’s operation in accordance with safe and sound banking practices and certain laws, rules and regulations, the Bank and the Comptroller of the Currency of the United States of America (“Comptroller”), entered into a Consent Order, dated May 11, 2010;

WHEREAS, the Bank and the Comptroller entered into a Modification of the May 11, 2010 Consent Order on September 2, 2010 (“Consent Order Modification”);

WHEREAS, the Bank and the Comptroller entered into an Operating Agreement dated September 2, 2010 (“Operating Agreement”);

WHEREAS, the Comptroller believes that the protection of the depositors, other customers, and shareholders of the Bank, as well as its safe and sound operation, no longer require the continued existence of the May 11, 2010 Consent Order and September 2, 1010 Consent Order Modification;

WHEREAS, the Operating Agreement shall remain in full effect;

NOW, THEREFORE, the Comptroller directs that the Consent Order dated May 11, 2010 and the Consent Order Modification dated September 2, 2010 be, and hereby are, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his authorized representative, has hereunto set his hand.

/s/ James R. Moore	12/28/2011
James R. Moore	Date
Director for Special Supervision